LOAN AGREEMENT
(CTMGT Williamsburg, LLC – Loan Acquisitions)

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into by CTMGT WILLIAMSBURG, LLC, a Texas limited liability company (“Borrower”), CTMGT, LLC, a Texas limited liability company (“CTMGT”), Centamtar Terras, L.L.C., a Texas limited liability company (“Centamtar Terras;” Centamtar Terras and CTMGT are referred to herein each, as a “Guarantor” and collectively, as the “Guarantors”), for the benefit of UNITED DEVELOPMENT FUNDING IV, a Maryland real estate investment trust (“Lender”), to be effective as of September 27, 2011 (the “Effective Date”), on the terms and conditions and for the mutual considerations expressed herein.

ARTICLE 1 - OBLIGATIONS

1.1           Note.  This Agreement is executed pursuant to a loan from Lender to Borrower in amount not to exceed $16,407,805.00, evidenced by a Secured Promissory Note dated the Effective Date (the “Note”) issued by Borrower payable to the order of Lender, in the original principal amount of $16,407,805.00.

1.2           Definitions.  As used herein, the term “Note,” “Obligation” and/or “Liability” shall be deemed to mean each and all of the foregoing and any and all other obligations, whether now existing or hereafter arising, of Borrower to Lender of whatever nature, in connection with the Note and all agreements securing the Note.  As used herein, the term “Loan” shall mean the Loan by Lender to Borrower, as described in Article 1.1 above.  As used herein, the term “Loan Documents” shall mean (capitalized terms are defined elsewhere herein) this Agreement, the Note, the Guaranty Agreement of each Guarantor, the Collateral Assignments, the Allonges, the Estoppels, the Company Certificates of Borrower and each Guarantor, the Financial Statement Certifications of Borrower and each Guarantor, all Advance Requests, the Financing Statements, and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower, Guarantors or any other party to or for the benefit of Lender pursuant to this Agreement.

1.3           Funding.  All draws under the Loan will be funded subject to the Lender’s approval and to the covenants and conditions of this Agreement.  Lender will not be required to fund against any collateral unless said collateral is and remains acceptable to Lender. Principal sums repaid under the Note are subject to redraws by Borrower as Lender may approve. No more than the face amount of the Note will be outstanding at any one time.

1.4           Use of Proceeds.  Borrower shall use the proceeds of advances under the Note solely to purchase all of the lender’s right, title and interest in one or both of the following loans that are secured by certain real property in Fate, Rockwall County, Texas (each a “Collateral Loan” and collectively, the “Collateral Loans”):  that certain Promissory Note dated as of January 25, 2007, executed by MU Williamsburg, LLC, a Texas limited liability company (“MU Williamsburg”) to the order of Premier Bank, as endorsed to Bank of Commerce, then to Borrower, in the original principal amount of $21,862,500.00 (the “Construction Loan”), and that certain Promissory Note dated as of January 25, 2007, executed by MU Williamsburg to the order of Premier Bank, as endorsed to Providence Bank, then to Borrower, in the original principal amount of $5,908,818.00 (the “Land Loan”).

1.5           Interest.  Borrower shall pay to Lender interest on the aggregate unpaid principal balance of all advances made by Lender from time to time outstanding, for the actual period such funds are outstanding, at an annual interest rate and on such terms as are set out in the Note.

1.6           Conditions to Advances.  The obligations of Lender to make each advance shall be subject to the fulfillment of the following conditions precedent:

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(a)           Borrower shall have executed and delivered to Lender an Advance Request appropriate draw request and certification in form and content acceptable to Lender (an “Advance Request”);

(b)           each Guarantor shall have executed and delivered to Lender a guaranty agreement in form and content acceptable to Lender (each, a “Guaranty Agreement”);

(c)           Borrower and each Guarantor shall have executed and delivered to Lender a certificate in form and content acceptable to Lender attesting to the accuracy and completeness of its constituent documents, its existence and good standing in the state of Texas, and the authority resolutions of its governing body (each, a “Company Certificate”);

(d)           Borrower and each Guarantor shall have executed and delivered to Lender a certification of its most recent financial statements (each, a “Financial Statement Certification”);

(e)           All of Borrower’s and the Guarantors’ representations and warranties delivered in connection herewith are and shall be true and correct in all material respects as though made on and as of such borrowing date, and no event has or will have occurred, and is or will be continuing, or would result from such advance, which constitutes or would constitute an Event of Default (as defined herein), or which with notice or lapse of time or both will or would constitute an Event of Default (unless waived by or cured to the satisfaction of Lender);

(f)           The amount of the requested advance plus all prior unpaid advances does not exceed amounts available for draws under this Agreement;

(g)           Lender’s obligations to lend hereunder have not been terminated pursuant to any provision hereof;

(h)           No Event of Default exists, and no event has occurred and no condition exists which, with the lapse of time or notice or both, could become an Event of Default;

(i)           No legal proceeding is pending or threatened against Borrower or any Guarantor which might, in the reasonable opinion of Lender, have a material adverse effect upon the business, operations, or financial condition of Borrower or any Guarantor, or the collateral for the Loan;

(j)           No Default shall exist or have occurred, and no condition shall exist which with the lapse of time or notice or both would become a Default, under any note evidencing a Collateral Loan (a “Collateral Note”) or any of the loan documents or security instruments related to the Collateral Note (collectively, the “Collateral Loan Documents”);

(k)           The consummation of such advance shall not violate any applicable provision of any law;

(l)           Lender has received the following in connection with the Collateral Loans against which an advance is requested, in form and content acceptable to Lender:

(i)           The original of each Collateral Note with originals of all prior allonges and endorsements executed with respect thereto;

(ii)           Originals or copies of all Collateral Loan Documents;

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(iii)           An original, fully executed (if necessary by law or requested by Lender) and recordable assignment of any UCC financing statement of each lien instrument securing each Collateral Note, naming Lender as the secured party, which assignment may be recorded or filed in the appropriate recording office at Lender’s sole discretion;

(iv)           An original, fully executed allonge endorsed to Lender (each, an “Allonge”) for each Collateral Note, in the form attached hereto as Exhibit A;

(v)           An original, fully executed and recordable Collateral Assignment of Loan Documents (a “Collateral Assignment”) for each Collateral Loan in the form attached hereto as Exhibit B, which Collateral Assignment may be recorded in the Real Property Records of Rockwall County, Texas at Lender’s sole discretion; and

(vi)           An original, fully executed Estoppel Certificate and Agreement (an “Estoppel”) from MU Williamsburg regarding each Collateral Loan in the form attached hereto as Exhibit C.

1.7           Origination Fee.  Immediately upon demand of Lender, Borrower shall pay to Lender an “Origination Fee” (herein so called) in the amount of $164,078.05, which Origination Fee is charged by Lender in consideration of its origination of the Loan.

ARTICLE 2 – COLLATERAL; SECURITY INTEREST

2.1           Collateral.  The obligations of Borrower shall be secured by the Collateral Notes and the Collateral Loan Documents securing each Promissory Note and all property which secures, either directly or indirectly, the payment and performance of the Indebtedness and the Obligations, including, without limitation each Collateral Note, the Collateral Loan Documents, and all accounts equipment, inventory, general intangibles, securities, and personal property, wherever located, in which Borrower now has or at any time hereafter has or acquires any right, title or interest, and all proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto (collectively, the “Collateral”).  The security interests and liens of Lender against the Collateral must be perfected in favor of Lender in such forms as Lender shall require from time to time.

2.2           Security Interest.  Borrower hereby pledges, assigns and grants to Lender a continuing first priority security interest in all of Borrower’s right, title and interest in and to all of the Collateral to secure the prompt and complete payment and performance when due of all of the Indebtedness and all of the Obligations.

2.3           Borrower Remains Liable.  Notwithstanding anything to the contrary contained herein, (a) Borrower and each Guarantor and other obligor shall remain liable under the contracts and agreements which are included in the Collateral and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement or the other Loan Documents, nor shall Lender be obligated to perform any of the obligations or duties of Borrower, any Guarantor or any other obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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2.4           Authorization to File Financing Statements.  Borrower hereby irrevocably authorizes Lender at any time and from time to time to prepare and file one or more financing statements (and any continuation statements and amendments thereto) describing the Collateral whether or not the Borrower’s signature appears thereon.

2.5           Documentation.  Borrower shall execute such security agreements, assignments, transfers, endorsements, financing statements and other documentation as may be requested or required by Lender, on such terms as Lender shall require, and shall secure said subordinations, estoppels and other agreements, on such terms and from such parties as Lender shall require.

2.6           Review/Inspection.  Lender shall have the right to review and inspect each Collateral Note, the Collateral Loan Documents and the acquisition documents. In the event that Lender is not satisfied with any Collateral Note, Collateral Loan Documents or acquisition documents for any reason, Lender may refuse to advance funds for the purchase of such Collateral Note.

ARTICLE 3 - COVENANTS, REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby covenants, agrees, represents and warrants:

3.1           Title.  Borrower holds or immediately following the execution hereof or the advance of funds hereunder, as applicable, will acquire (free of any adverse claims, security interest, mortgage, pledge, lien, conditional sale agreement, or encumbrance of any kind whatsoever except as expressly allowed herein) good and merchantable title to the Collateral.

3.2           Other Liens.  Borrower shall not execute any financing statement, security agreement, mortgage, pledge, agreement, or obligation purporting to include the Collateral, nor shall Borrower suffer or permit any lien or encumbrance of any kind whatsoever to be hereafter claimed or created on any of the Collateral other than those requested by Lender or as expressly allowed hereunder.

3.3           Location.  The Collateral is composed of original promissory notes and deeds of trust, which shall be endorsed and delivered to Lender. Lender shall be deemed a holder thereof for purposes of possession and perfection. All notes shall be with recourse against Borrower.

3.4           Dispositions.  Borrower shall not, without the written consent of Lender, in any manner whatsoever, abandon, sell, contract to sell, exchange, pledge, hypothecate, lease, encumber, transfer, assign, release or otherwise dispose of the Collateral or any interest or right therein or thereto (any such transaction, a “Disposition”).  Without limiting the generality of the foregoing, all rights to release all or any part of the real and personal property and assets covered by the security interests and liens of the Collateral Loan Documents are vested in Lender and in no event shall Borrower have any right or authority to release all or any part of same from the security interests or liens of the Collateral Loan Documents, unless Lender so consents in writing and then, such release shall be upon such terms and for such release price as is acceptable to Lender in its sole discretion (the “Release Price”).

3.5           Insurance.  Borrower shall continuously maintain in full force and effect insurance of such types and amounts with such amounts as may, from time to time, be reasonably required and reasonably acceptable to Lender. Such insurance shall contain such endorsements as Lender shall require. All property and improvements securing the Collateral Notes shall be fully insured.

3.6           Taxes.  Borrower will duly pay and discharge all taxes, assessments, and governmental charges owed or claimed to be owed by Borrower prior to the date on which any penalty will attach thereto, except to the extent that such taxes, assessments, and governmental charges shall be diligently contested in good faith by appropriate proceedings.

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3.7           Material Change.  Within five (5) business days of such event, Lender shall be notified in writing of any (a) change in the name in which Borrower regularly does business; (b) event causing material loss or depreciation in the  value of the Collateral or the real property securing same (whether by casualty, actions by governmental authorities, loss of permits, authorities, franchises, certificates, or rights or otherwise); (c) claim, action, notice, suspension or proceeding which affects all or part of the Collateral or the security interest created hereby or which could, in the event of an unfavorable outcome, have a material adverse effect on the business and financial affairs of Borrower or on the ability to fully perform and abide by the terms, covenants, and conditions hereof, and (d) change in any material fact or circumstance stated, covenanted, represented, or warranted herein or in any of the documents contemplated hereby.

3.8           If the validity or priority of the security interest hereby granted or of any of the rights, titles, liens or interests created or evidenced hereby with respect to the Collateral or any interest therein or part thereof shall (either directly or indirectly) be endangered, questioned or attacked, or if any legal proceedings are instituted with respect thereto, Borrower will diligently endeavor to cure same and will take all steps necessary for the prosecution or defense of any legal proceedings.

3.9           Lender may (but shall not be obligated to) in its own name or in the name of Borrower and in any event at the expense of Borrower, commence, appear in or defend any action or proceeding purporting to affect the Loan Documents, the Collateral, the real and personal property and assets covered by the Collateral Loan Documents, or the respective rights or obligations of Lender or Borrower.

3.10         Lender may (but shall not be obligated to) take in its own name or in the name of Borrower and in any event at the expense of Borrower, such action as Lender may at any time determine to be necessary or advisable to cure any Default of Borrower or to protect the rights of Borrower or Lender, or to protect the Collateral or the real and personal property and assets covered by the Collateral Loan Documents.

3.11         Borrower shall hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to, reasonable attorneys’ fees) incurred in connection with any actions undertaken by Lender pursuant to this Agreement.  All sums expended by Lender in performance of its rights under this Agreement shall constitute additional obligations of Borrower to Lender; shall be payable upon demand and shall be secured as other sums advanced pursuant hereto.

3.12         Negative Covenants.  Borrower shall not, without the prior express written consent of Lender:

(a)           Intentionally fail to pay when due any obligation to any supplier of services, labor, or materials (other than failures due to legitimate disputes being diligently protested);

(b)           Merge, consolidate, reorganize, or recapitalize with or into any other entity;

(c)           Commit any act of bankruptcy (voluntary or involuntary);

(d)           Make any assignment for the benefit of creditors;

(e)           Surrender or commit any act causing the cancellation of a power, license, franchise, permit, authority, right or certificate held by Borrower necessary for Borrower to conduct its business as presently conducted;

(f)           Change or allow a change in the management, control or majority ownership of Borrower;

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(g)           Make any investments outside the ordinary course of business; or

(h)           Make any acquisitions.

3.13         Authority and Compliance.  Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Note and to incur the obligations provided for herein, all of which has been duly authorized by all proper and necessary corporate action.  No consent or approval of the partners, members, stockholders or of any public authority is required as a condition to the validity of this Agreement or the Note, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.  Borrower is a limited liability company duly organized and in good standing under the laws of the State of Texas and has the power to own its property and carry on its business in each jurisdiction in which the Borrower operates.  This Agreement constitutes, and the Note when issued and delivered pursuant hereto will constitute, valid and legal binding obligations of Borrower in accordance with their terms.

3.14         Litigation.  There are no proceedings pending or, to the knowledge of Borrower, threatened before any court or administrative agency which will or may have a material adverse effect on the financial condition or operations of Borrower.

3.15         Certification.  Borrower shall, upon demand, certify to Lender that no Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to have occurred which, with lapse of time or service of notice or both, would constitute an Event of Default hereunder or in any obligation of Borrower, to any third party.

3.16         Distributions.  Borrower shall make no distributions while the Loan or any part thereof is outstanding or Lender and Borrower have any obligations to each other under the Loan Documents.  Loan Document

3.17         Debt.  Any and all debt incurred by the Borrower shall be subordinated to any debt between Borrower and Lender.

ARTICLE 4 - RIGHTS AND REMEDIES OF LENDER

4.1           Rights of Lender.  Lender may, at its election:

(a)           Upon the occurrence of a Default and the lapse of any notice and opportunity to cure provided herein, exercise with reference to the Collateral and the proceeds of the disposition thereof, any or all of the rights and remedies provided in any of the Loan Documents or any or all of the rights and remedies of a secured party after a default by a debtor under the Texas Business and Commerce Code, or exercise any remedy provided in any document executed pursuant hereto or otherwise related to any collateral or security or lien given to secure any Obligation;

(b)           Take possession of all or any part of the Collateral and exclude Borrower, their agents and representatives therefrom and having and holding the same, may use, operate, manage, and control the Collateral and conduct the business of Borrower and exercise all rights and powers of Borrower with respect to the Collateral and/or Borrower’s business either in the name of Borrower or otherwise;

(c)           Collect and receive all proceeds of disposition or all earnings, revenues, rents, issues, profits and income of the Collateral, including, but not limited to, sums coming due under the Collateral Notes;

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(d)           Notify any account debtors/note makers to make payment direct to Lender;

(e)           Hold, maintain, and preserve the Collateral;

(f)           Offset against any sums in an account at Lender; or

(g)           Upon the occurrence of a Default and the lapse of any notice and opportunity to cure provided herein, exercise any right, option, power or remedy provided in any document or agreement securing the Obligations or any of them.

4.2           Acceleration.  Upon the occurrence of an Event of Default, Lender may, at its option, declare all obligations secured hereby immediately due and payable with only the notice, if any, as provided in the Note or any related document.

4.3           No Waiver or Exhaustion.  No rights, remedies, nor obligations hereunder shall be affected or impaired in any way whatsoever by any (a) release, indulgence, forbearance, renewal, extension, rearrangement or modification of any indebtedness; (b) failure, refusal, delay or omission to enforce any term, provision or condition hereof, or (c) surrender, compromise, release, renewal, extension, exchange or substitution granted in respect to any item of Collateral, part thereof or interest therein.

4.4           General Rights.  Regardless of whether or not a Default occurs or exists, Lender shall have the right to (i) contact and confirm note balances directly with each obligor of any part of the Collateral, (ii) audit the books and records of Borrower relating to the Collateral, and (iii) undertake such actions as Lender may desire to protect, confirm or otherwise collect on the Collateral.

4.5           Default.  “Default” or “Event of Default” shall mean the occurrence of any event set forth herein or in any other agreement securing or referencing the Note, which would be deemed a failure of Borrower to comply with any obligation or requirements or which is otherwise defined in any such agreement as a “default” including without limitation the occurrence of any one of the following:

(a)           Any indebtedness evidenced, governed or secured by any of the Loan Documents is not paid when due, whether by acceleration or otherwise;

(b)           Any covenant in this Agreement or any of the other Loan Documents is not fully and timely performed;

(c)           Any statement, representation or warranty in the Loan Documents, any financial statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect;

(d)           Borrower, any Guarantor or any person obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents:

(1)           does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

(2)           commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any debtor relief laws; or

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(3)           in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

(4)           conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

(5)           has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of the Property or any other of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph;

(e)           The liquidation, termination, dissolution, or winding up of Borrower or any Guarantor;

(f)           Belief by Lender that the prospect of payment or performance of any obligation under any of the Loan Documents is impaired;

(g)           The occurrence of any material adverse change in the financial condition of Borrower or any Guarantor, or the value of the Collateral, as determined by Lender;

(h)           The sale, pledge, encumbrance or assignment of any of Borrower’s membership interests or the withdrawal from or admission into it of any manager or member without the prior written consent of Lender;

(i)           The sale, lease, transfer or other disposition of all or any substantial part of Borrower’s or any Guarantor’s assets (now or hereafter acquired) except that Borrower and each  Guarantor may each sell nonmaterial assets no longer used or useful in its business and Borrower and each Guarantor may each sell or lease other assets in the ordinary course of business as presently conducted, provided that such sale or lease shall not be for less than the fair market value of such assets or be on terms which are not commercially reasonably (and said value or the reasonableness of such terms shall have been determined by the governing body of such Borrower or Guarantor in good faith and in the exercise of prudent business judgment), and provided further that such sale or lease shall not constitute or give rise to a default under any agreement to which Borrower or a Guarantor is a party or by which Borrower or a Guarantor is bound;

(j)           The pledging, mortgaging, granting of a lien on or security interest in, or other hypothecation or encumbrance of all or any substantial part of Borrower’s  assets (now or hereafter acquired) except to secure indebtedness to Lender;

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(k)           Any “default” or “event of default” not cured within the grace period, if any, for such default or event of default (the terms “default” and “event of default” have the meaning given to such terms in the agreements and documents described below), shall occur under any credit agreement, loan agreement, promissory note or other document evidencing, guaranteeing or securing indebtedness to which Borrower or any Guarantor is a party as a borrower, debtor, guarantor or other obligor; or

(l)           The death or disability of Mehrdad Moayedi.

ARTICLE 5 - REPORTS/INSPECTIONS/FINANCIALS

Borrower hereby covenants and agrees as follows:

5.1           Collateral Reports.  Borrower shall provide Lender by the fifth (5) calendar day of each month for the prior month, a monthly aging of each Collateral Note, a payment report on each Collateral Note, and a status report of each Collateral Note. The report shall be in form and content as Lender shall reasonably require.

5.2           Collateral Inspections.  Lender shall have the right at all times to inspect all books and records relating to the Collateral, and Borrower shall provide Lender access thereto as requested by Lender.

5.3           Financials. Borrower shall provide to Lender:

(a)           not later than the one hundred twenty (120) calendar day after the last day of each fiscal year, audited financial statements prepared in accordance with accounting principles acceptable to Lender, showing the financial condition and results of operations for the fiscal year then most recently ended, such records to include (without necessarily being limited to) a balance sheet, cash flow statement, and a profit and loss statement;

(b)           quarterly financial statements (including but not limited to a balance sheet, cash flow statement, and profit and loss statement) of Borrower on or before forty-five (45) days after each end of each calendar quarter;

(c)           not later than the thirtieth (30) calendar day after the date annual federal income tax returns are due each year, a copy of the federal income tax return (including all schedules, attachments, and the like) as filed with the Internal Revenue Service;

(d)           a quarterly compliance certificate indicating compliance with all covenants of this Agreement, the Note, the Loan Documents, and any documents associated therewith, on or before forty-five (45) days after each end of each calendar quarter; and

(e)           promptly after Lender’s request, such other financial statements as Lender may from time to time request.

In each instance the financial statements will be accompanied by each such party’s certification that the financial statements present fairly each such party’s financial condition and results of operation.

Borrower authorizes all federal, state, municipal, and other authorities to furnish to the Lender, promptly after the Lender’s request, reports of examinations, records, and other information relating to the Borrower’s condition and affairs and any desired information from reports, returns, files, and records of such authorities. Borrower will pay all of the Lender’s costs in obtaining information contemplated by this paragraph.

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ARTICLE 6 - GENERAL TERMS AND CONDITIONS

6.1           Notices.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be conclusively presumed to have been given when presented personally or three (3) days after having been deposited (in a receptacle maintained for the daily deposit and pick-up of mail for the United States Postal Service) postage prepaid, registered or certified, return receipt requested, addressed to the respective addresses set forth with the signatures hereto.

6.2           Severability.  If any word, phrase, clause, paragraph, sentence, part, portion or provision hereof or of the Loan Documents, Note, or any other agreement or instrument entered into between the parties hereto or the application thereof to any person, entity or circumstance is held to be invalid, the remainder thereof shall nevertheless be valid as though it had been entered into without such invalid word, phrase, clause, paragraph, sentence, part, portion, provision or application.

6.3           Form and Substance.  All documents, certificates, insurance policies, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content reasonably satisfactory to Lender.

6.4           Captions.  The captions of this Agreement are inserted for convenience of reference only and shall not in any manner be held to modify, affect, limit, amplify or amend this Agreement in any respect.

6.5           Parties.  Whenever used herein, the terms “Lender” and “Borrower” shall include the parties hereto and their respective successors, heirs, personal representatives, transferees or assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, transferees or assigns.  It is specifically understood and agreed that Lender may sell, assign or otherwise transfer its rights hereunder.

6.6           Venue.  This Agreement is made and performable in all respects in Dallas County, Texas, where venue is hereby laid for all purposes.

6.7           Counterparts.  This Agreement may be executed in multiple counterparts, each of which, executed by the parties, shall be deemed to be an original, but all of which, taken together, shall constitute but one and the same Agreement.

6.8           Other Documents.  Each party will, promptly on the request of the other, correct any defect, error, or omission which may be discovered in the contents of this Agreement or in the execution, acknowledgement, recording, or maintenance of this Agreement or any agreement contemplated hereby and will promptly execute and deliver any and all additional instruments as may be reasonably requested.

6.9           Law.  This Agreement is made under and in contemplation of the laws of the State of Texas and of the United States applicable to such transactions and shall be construed and enforced in accordance therewith.

6.10           Costs and Expenses.  Borrower shall promptly pay when due all costs and expenses required by this Agreement or incurred in connection with the consummation of the transactions contemplated hereby including, without limitation, (a) all taxes and assessments; (b) all filing fees; (c) all reasonable fees and expenses of auditors and counsel to Lender, including fees for preparation of this Agreement and related documents; (d) premiums for casualty and liability insurance; (e) all other reasonable costs and expenses payable to third parties incurred in connection with the consummation of the transactions contemplated by this Agreement.

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6.11           Survival.  The covenants, representations, warranties and terms hereof shall survive the funding of this Loan and the execution of all documents contemplated hereby.

6.12           Conflicts.  In the event that the terms of this agreement conflict with any other agreement executed in any way in connection with any obligation, the agreement most specific to the transaction shall control.

6.13           Statutory Notice.  IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, LENDER HEREBY NOTIFIES BORROWER THAT:

(a)           THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO SUBSECTION (b) OF THIS SECTION SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT.

(b)           THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO SUBSECTION (c) OF THIS SECTION SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT.

(c)           THE LOAN INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW.]

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 11

EXECUTED this ____ day of September, 2011 to be effective as of the Effective Date.

BORROWER:

CTMGT WILLIAMSBURG, LLC,
a Texas limited liability company

By:	Centamtar Terras, L.L.C.,
a Texas limited liability company,
its manager

	By:	CTMGT, LLC,
a Texas limited liability company,
its manager

By:
Name:
Title:

Notice address:	1221 N. I-35 E, Suite 200
Carrollton, Texas 75006

GUARANTORS:

CENTAMTAR TERRAS, L.L.C.,
a Texas limited liability company,

By:	CTMGT, LLC,
a Texas limited liability company,
its manager

By:
Name:
Title:

Notice address:	1221 N. I-35 E, Suite 200
Carrollton, Texas 75006

CTMGT, LLC,
a Texas limited liability company

By:
Name:
Title:

Notice address:	1221 N. I-35 E, Suite 200
Carrollton, Texas 75006

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 12

LENDER:

UNITED DEVELOPMENT FUNDING IV,
a Maryland real estate investment trust

By:
Name:
Title:

Notice address:	1301 Municipal Way, Suite 200
Grapevine, Texas 76051

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 13

EXHIBIT A

FORM OF ALLONGE

ALLONGE

THIS ALLONGE is hereby attached to and made a part of that certain Promissory Note dated as of ________________ (as amended, restated, supplemented or otherwise modified, the “Note”), executed by MU WILLIAMSBURG, LLC, a Texas limited liability company, as the borrower, payable to the order of CTMGT WILLIAMSBURG, LLC, a Texas limited liability company, which Note is in the original principal amount of ____________________ and No/100 Dollars ($________________.00).

PAY TO THE ORDER OF UNITED DEVELOPMENT FUNDING IV, a Maryland real estate investment trust, its successors and assigns, with recourse.

DATED effective as of ________________________, 2011.

CTMGT WILLIAMSBURG, LLC,
a Texas limited liability company

By:	Centamtar Terras, L.L.C.,
a Texas limited liability company,
its manager

	By:	CTMGT, LLC,
a Texas limited liability company,
its manager

By:
Name:
Title:

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 14

EXHIBIT B

FORM OF COLLATERAL ASSIGNMENT

After Recording, Return To:
United Development Funding IV
1301 Municipal Way, Suite 200
Grapevine, Texas 76051
Attn:  Melissa H. Youngblood

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

STATE OF TEXAS	§
	§	COLLATERAL ASSIGNMENT OF LOAN DOCUMENTS
COUNTY OF ROCKWALL	§	(CTMGT Williamsburg, LLC – __________ Loan Acquisition)

DEFINITIONS

The following terms shall have the meanings indicated, wherever these terms are used in this instrument:

Effective Date:	The effective date of this instrument, which shall be ____________, 2011.

Assignor:	CTMGT Williamsburg, LLC, a Texas limited liability company
1221 N. I-35 E, Suite 200
Carrollton, Texas 75006

Assignee:	United Development Funding IV, a Maryland real estate investment trust
1301 Municipal Way, Suite 200
Grapevine, Texas 76051

Borrower:	MU Williamsburg, LLC, a Texas limited liability company
1221 N. I-35 E, Suite 200
Carrollton, Texas 75006

Collateral
Documents:
The Collateral Note, the Collateral Liens and the Collateral Loan Documents and all rights, titles interests, liens, privileges and benefits (but not the obligations) inuring to the benefit of the holder and owner of same.

Collateral Liens:	_______________________

Collateral
Loan Documents:	The agreements, documents and items described on Schedule 1 attached hereto which were executed and delivered in connection with the Collateral Note.

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 15

Collateral Note:	_______________________

Loan Agreement:
Loan Agreement dated effective as of September 27, 2011, by and among Assignor, Assignee, and certain guarantors pertaining to that certain loan (the “Loan”) from Assignee to Assignor in the aggregate principal amount of $16,407,805.00.

Property:	The real property located in Fate, Rockwall County, Texas as more particularly described on Exhibit A attached hereto and made a part hereof.

ASSIGNMENT

Assignor, for a good and valuable consideration paid to Assignor, the receipt and sufficiency of which is hereby acknowledged, has TRANSFERRED and ASSIGNED, and CONVEYED and by these presents TRANSFERS, ASSIGNS, and CONVEYS unto Assignee, all of Assignor’s right, title and interest in and to the Collateral Documents.  Assignor’s obligations under the Collateral Documents are not assigned to Assignee, but are retained by Assignor.  Assignor shall remain responsible for the full and faithful performance of all of Assignor’s covenants and obligations under Collateral Documents, including without limitation, the obligation to fund any remaining principal under the Collateral Note.   Assignor shall indemnify and hold Assignee harmless from any claims or liability resulting from any failure of Assignor to perform its obligations under the Collateral Documents.  For all purposes Assignee is the legal owner and holder of the Collateral Documents.  Accordingly, Assignee shall be the only party who has standing to modify, release, terminate, or enforce the Collateral Documents.

This transfer is made to secure payment and performance of the “Obligations” (as defined in the Loan Agreement) and upon full payment and performance of the Obligations, this transfer shall be null and void and the Collateral, shall, at the expense of Assignor, be re-transferred, without warranty or recourse, to Assignor by Assignee.  Accordingly, Assignor hereby also grants unto Assignee a security interest in the Collateral Documents.

Assignor hereby represents, warrants and agrees that (i) Assignor has the right, power and capacity to execute and deliver this Collateral Assignment; (ii) Assignor is the owner and holder of the Collateral Documents; (iii) Assignor is receiving good and valuable consideration and a material benefit, directly and indirectly in exchange making the assignments contained herein; and (iv) no person, firm, corporation or other entity, other than Assignor, has any right, title or interest in, to or under the Collateral Documents, or the liens, security interests and remedies contained therein, the Collateral Documents are transferred hereby to Assignee free and clear of any lines, security interests or other encumbrances.

Upon the occurrence of an “Event of Default” (as defined in the Loan Agreement), in addition to the rights and remedies provided Assignee in the Loan Agreement and the other “Loan Documents” (as defined in the Loan Agreement), Assignee shall be permitted to exercise all rights and remedies under the Collateral Documents just as if Assignee was the original payee under the Collateral Note and the original owner and holder of the Collateral Liens.  However, Assignee shall have no liability or obligation to perform any covenant or obligation of Assignor under the Collateral Documents. Furthermore, Assignee shall have all rights and remedies as a secured party under Article 9 of the Texas Business and Commerce Code.  Likewise, Assignee shall be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the amounts owing under the Collateral Documents and the foreclosure of the security interest created hereby.  Assignee shall have the right to resort to any remedy provided hereunder, or by any other law of Texas, and such action shall not prevent the concurrent employment of any other appropriate remedy or remedies.  Assignor authorizes Assignee, at Assignee’s option, to collect and receipt for any and all sums becoming due upon the Collateral Documents, such sums to be held by Assignee without liability for interest thereon and applied toward the payment of the Obligations.  Assignee shall have the full control of the Collateral Documents and shall have the further right to release the lien or liens securing the Collateral Note, but Assignee is under no obligation to make or enforce the collection of the Collateral Note and the failure of Assignee from any cause to make or enforce the collection thereof shall not in any way prejudice the right of Assignee to thereafter make or enforce collection thereof or in any way affect the Obligations hereby secured.

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 16

EXECUTED this ____ day of September, 2011 to be effective as of the Effective Date.

ASSIGNOR:

CTMGT WILLIAMSBURG, LLC,
a Texas limited liability company

By:	Centamtar Terras, L.L.C.,
a Texas limited liability company,
its manager

	By:	CTMGT, LLC,
a Texas limited liability company,
its manager

By:
Name:
Title:

STATE OF TEXAS	)
)
COUNTY OF ___________	)

The foregoing instrument was ACKNOWLEDGED before me this ___ day of September, 2011, by ________________________, the _______________________ of CTMGT, LLC, a Texas limited liability company, the manager of Centamtar Terras, L.L.C., a Texas limited liability company, the manager of CTMGT Williamsburg, LLC, a Texas limited liability company, on behalf thereof.

Notary Public
[SEAL]

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 17

EXHIBIT C

FORM OF ESTOPPEL

ESTOPPEL CERTIFICATE AND AGREEMENT
(CTMGT Williamsburg, LLC - ______ Loan Acquisition)

Before me, the undersigned Notary Public, on this day personally appeared the undersigned Affiant, who, upon oath, after being duly sworn, did depose and state and warrant and represent and make the following assurances to United Development Funding IV, a Maryland real estate investment trust (with its successors and assigns, “Lender”), effective as of ___________, 2011 (the “Effective Date”):

1.             This Estoppel Certificate and Agreement (this “Certificate”) is given to Lender in order to induce Lender to acquire from CTMGT Williamsburg, LLC, a Texas limited liability company (“Assignor”), an assignment of all of Assignor’s right, title and interest in and to the documents executed in connection with that certain construction loan (the “Collateral Loan”) originated by Premier Bank, which bank was closed by the Missouri Division of Finance and the Federal Deposit Insurance Corporation was named Receiver (“FDIC Receiver”) for such bank on October 5, 2010, which Collateral Loan was assigned by FDIC Receiver to ____________ (“Bank”) and by Bank to Assignor which now holds the Collaeral Loan and which Collateral Loan is payable by MU Williamsburg, LLC, a Texas limited liability company (“Borrower”), as evidenced by the documents more particularly described on Schedule 1 attached hereto and made a part hereof (collectively, the “Collateral Loan Documents”), which Collateral Loan Documents include one or more promissory notes as described on Schedule 1 (whether one or more, the “Collateral Note”), as collateral as collateral for a loan from Lender to Assignor in the amount of $16,407,805.00.

2.             Assignor is the legal and equitable owner and holder of the Collateral Loan Documents and all of the liens and security interests arising thereunder, free and clear of any security interest, lien or claim by any other party.  Assignor has the power and authority to transfer and assign the Collateral Loan Documents to Lender.

3.             True and correct copies of all of the Collateral Loan Documents have been provided to Lender, and none of the Collateral Loan Documents have been modified or amended in any respect, except as shown in Collateral Loan Documents provided to Lender, nor has any right, privilege or provision in any of the Collateral Loan Documents been waived or released, except as shown in the Collateral Loan Documents provided to Lender.

4.             The Collateral Loan Documents evidence all of the existing agreements evidencing the Collateral Loan and are valid and enforceable documents in accordance with their terms, except as may be limited by applicable creditor’s rights laws.  The deed of trust liens securing the payment of the Collateral Note are valid and in full force and effect, are fully enforceable and constitute first and prior liens on the property described in such deed of trust (the “Property”).  All other liens held by Assignor or otherwise that affect the property that is encumbered by the Collateral Loan Documents are subordinate and inferior to the liens securing the Collateral Note, and any such other liens held by Assignor, if any, are hereby subordinated.

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 18

5.             Assignor either (a) has no obligation to advance any additional principal under the Collateral Note or the other Collateral Loan Documents or (b) if Assignor has any obligation to advance any additional principal under the Collateral Loan Documents, Assignor agrees that Lender shall have no obligation whatsoever to advance any principal under the Collateral Note or any of the Collateral Loan Documents.  Assignor shall remain liable to Lender and responsible for the full and faithful performance of all covenants and obligations under the Collateral Loan Documents.  Assignor has performed and will perform all requirements as the owner and holder of the Collateral Loan Documents.  On the Effective Date, the outstanding balance of the Collateral Loan is $_____________, consisting of $____________ in outstanding principal and $_____________ in accrued, unpaid interest that has not been compounded into principal.

6.             Borrower has no defenses to or rights of offset or claims against its obligations under the Collateral Note or the other Collateral Loan Documents.  There is no indebtedness owing to Assignor or any related party that is secured by any of the deeds of trust referenced in Schedule 1 (whether one or more, the “Collateral Deed of Trust”) other than the indebtedness evidenced by the Collateral Note, and Assignor has made no agreement to extend any further credit to Borrower to be secured by the Collateral Deed of Trust.

7.             There are no outstanding liens, encumbrances, security interests or claims of any kind against or in respect of the Collateral Note.  Assignor has not waived or released any rights or remedies of the holder under the Collateral Loan Documents.  The Collateral Loan Documents are in full force and effect and are fully enforceable in accordance with their terms by Assignor.

8.             The foregoing statements are true and correct in all respects.

9.             The undersigned agrees to execute and deliver to Lender such documents and instruments as may be requested by Lender to effectuate the assignment of the Collateral Loan Documents to Lender and pay the costs incurred thereby by Lender.

10.           Assignor understands and agrees that the assignment of the Collateral Loan Documents to Lender is made with full recourse upon Assignor.

11.           Assignor acknowledges and agrees that Assignor has received and will receive good and valuable consideration and a material benefit in exchange for the warranties, representations and agreements made herein and the conveyance of the Collateral Loan Documents to Lender.

12.           The undersigned acknowledges that Lender is relying upon this Certificate in connection with the assignment of the Collateral Note and the other Collateral Loan Documents as collateral for the Loan and would not make such Loan without this Certificate.

[SIGNATURE PAGE FOLLOWS.]

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 19

EXECUTED this ____ day of ______________, 20___ to be effective as of the Effective Date.

ASSIGNOR:

CTMGT WILLIAMSBURG, LLC,
a Texas limited liability company

By:	Centamtar Terras, L.L.C.,
a Texas limited liability company,
its manager

	By:	CTMGT, LLC,
a Texas limited liability company,
its manager

By:
Name:
Title:

STATE OF TEXAS	)
)
COUNTY OF ______________	)

The foregoing instrument was ACKNOWLEDGED before me this ___ day of __________, 20___, by ________________________, the _______________________ of CTMGT, LLC, a Texas limited liability company, the manager of Centamtar Terras, L.L.C., a Texas limited liability company, the manager of CTMGT Williamsburg, LLC, a Texas limited liability company, on behalf thereof.

Notary Public
[SEAL]

Loan Agreement - CTMGT Williamsburg, LLC - Loan Acquisitions	Page 20